Exhibit 10.1.3.3

THIRD AMENDMENT

TO

PACIFIC CAPITAL BANCORP AMENDED AND RESTATED INCENTIVE AND

INVESTMENT AND SALARY SAVINGS PLAN

January 1, 2001 Restatement

The Pacific Capital Bancorp Amended and Restated Incentive and Investment and Salary Savings Plan, established effective January 1, 1996, as amended and restated effective January 1, 2001, is hereby further amended, effective as of January 1, 2004, in the following respects:

1.	Section 14.4 of the Plan is amended to provide as follows:

14.4 Treatment of Forfeited Amounts

Whenever the non-vested balance of a Participant’s Employer Contributions Sub-Account is forfeited during a Plan Year in accordance with the provisions of the preceding Section, the amount of such forfeiture, determined as of the last day of the Plan Year in which the forfeiture occurs, shall be disposed of as follows:

(a) The portion of such forfeiture that is attributable to Matching Contributions, if any, shall be applied against the Matching Contribution obligations for the Plan Year of the employer for which the Participant last performed services as an Employee. Notwithstanding the foregoing, however, should the amount of all such forfeitures for any Plan Year with respect to any Employer exceed the amount of such Employer’s Matching Contribution obligation for the Plan Year, the excess amount of such forfeitures shall be held unallocated in a suspense account established with respect to the Employer and shall be applied against the Employer’s Matching Contribution obligations for the following Plan Year.

(b) The portion of such forfeiture that is attributable to Profit-Sharing Contributions, if any, shall be allocated among the Accounts of Participants who are Eligible Employees during the Plan Year for which the forfeiture is being allocated and have meet the allocation requirements for Profit-Sharing Contributions described in Article VI. Any forfeited amounts shall be allocated in the same was as Profit-Sharing Contributions.

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EXECUTED at                                                                                           ,                                          this                      day of                     ,                     .

PACIFIC CAPITAL BANCORP

By:
Title: